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                                                                    Exhibit 3.01

                        CALIBER LEARNING NETWORK, INC.
                     ARTICLES OF AMENDMENT AND RESTATEMENT

     CALIBER LEARNING NETWORK, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   The Corporation desires to amend its Charter as currently in effect and, as so amended, restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect, as so amended.

     SECOND: The Charter of the Corporation is hereby amended by striking each of the Articles of the existing Charter of the Corporation, and by substituting in lieu thereof the following:

     FIRST:   THE UNDERSIGNED, Richard C. Tilghman, whose address is 36 South
Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                         CALIBER LEARNING NETWORK, INC.

     THIRD:   (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1) To provide educational services; and

                  (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

              (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

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     FOURTH:  The present address of the principal office of the Corporation in this State is 3600 Clipper Mill Road, Suite 300, Baltimore, Maryland  21211.

     FIFTH:   The name and address of the resident agent of the Corporation in this State are Chris L. Nguyen, Caliber Learning Network, Inc., 3600 Clipper Mill Road, Suite 300, Baltimore, Maryland 21211. Said resident agent is a citizen of Maryland who resides in Maryland.

     SIXTH:   (a)  The amount of the total authorized capital stock of the
Corporation is 55,167,328 shares which are divided into classes of shares designated, respectively, Common Stock, having a par value of $.01 per share ("Common Stock") and 6% Non-Voting Convertible Preferred Stock, having a par value of $.01 per share, ("Non-Voting Preferred Stock" and together with the Common Stock, the "Capital Stock"). Subject to the next paragraph of this Article Sixth (a) the total number of shares of Non-Voting Preferred Stock this Corporation shall have authority to issue is 5,167,328, and the total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000.

     The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

          (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 6% Non-Voting Convertible Preferred Stock of the Corporation (the "Non-Voting Stock"):

                  (1) Designation and Amount.  The shares will be designated
                      ----------------------
6% Non-Voting Convertible Preferred Stock (the "Non-Voting Stock"). The total number of authorized shares of Non-Voting Stock will initially be 5,167,328 shares.

                  (2) Definitions.  For purposes of the Non-Voting Stock, the
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following terms shall have the meanings indicated:

                     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Non-Voting Stock.

                     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Baltimore, Maryland are not required to be open.

                     "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

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                     "Constituent Person" shall have the meaning set forth in
Article Sixth paragraph (b)(5)(e) hereof.

                     "Conversion Rate" shall mean the Conversion Rate per share of Common Stock for which the Non-Voting Stock is convertible, as such Conversion Rate may be adjusted from time to time pursuant to Article Sixth Section (b)(5). The initial conversion rate is one share of Common Stock for each share of Non-Voting Stock.

                     "Current Market Price" of publicly traded shares of common stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market ("Nasdaq") or on the principal national securities exchange on which such security is listed or admitted for trading or, if such security is not traded on a national securities exchange and is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any member firm of The New York Stock Exchange Inc. ("NYSE") regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors.

                     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "'ex date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                     "Issue Date" shall mean the first date on which shares of a Non-Voting Stock are issued and sold.

                     "Junior Stock" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Article Sixth paragraph (b)(6)(c).

                     "Non-Electing Share" shall have the meaning set forth in Article Sixth paragraph (b)(7)(e) hereof.

                     "Non-Voting Stock" shall have the meaning set forth in Article Sixth Section 1 hereof.

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                     "Parity Stock" shall have the meaning set forth in Article
Sixth paragraph (b)(6)(b).

                     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                     "Securities" shall have the meaning set forth in Article Sixth paragraph (b)(5)(d)(iii) hereof.

                     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting records of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any
                                  --------  -------
class or series of Junior Stock or any class or series of stock ranking on a parity with the Non-Voting Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Non-Voting Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on Nasdaq, or if such securities are not quoted on Nasdaq, in the applicable securities market in which the securities are traded.

                     "Transaction" shall have the meaning set forth in Article Sixth paragraph (b)(5)(e) hereof.

                     "Transfer Agent" means State Street Bank and Trust Company, Boston, Massachusetts, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Non-Voting Stock.

          (3) Dividends.  (a) The holders of shares of the Non-Voting Stock
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shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $0.0116 per share of Non-Voting Stock, payable on May 31, 1999 and each anniversary thereof or the next Business Day thereafter if such anniversary is not a Business Day. Such dividends shall be cumulative from the Issue Date, whether or not there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable when, as and if declared by the Board of Directors, in arrears. Each such dividend shall be payable in arrears to the holders of records of shares of the Non-Voting Stock, as they appear on the stock records of the Corporation at the

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close of business on such record dates as shall be fixed by the Board of
Directors, which shall not be more than 45 days or less than 15 days preceding the payment date thereof.

                     (b) So long as any shares of the Non-Voting Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Non-Voting Stock on or prior to the dividend payment date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Non-Voting Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Non-Voting Stock and accumulated and unpaid on such Parity Stock.

                     (c) So long as any shares of the Non-Voting Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Non-Voting Stock and any other Parity Stock of the Corporation shall have been paid or set apart for payment and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend with respect to the Non-Voting Stock and the current dividend period with respect to such Parity Stock.

          (4) Liquidation Preference.  (a)  In the event of any liquidation,
              ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Non-Voting Stock shall be entitled to receive $0.194 per share plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Non-Voting Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of any shares of Non-Voting Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Non-Voting Stock and any such other

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Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Article Sixth Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) as statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Non-Voting Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Non-Voting Stock, as provided in this Articles Sixth Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions, (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Non-Voting Stock shall not be entitled to share therein.

          (5)  Conversion.

          Holders of shares of Non-Voting Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

                     (a) Subject to and upon compliance with the provisions of this Article Sixth Section (b)(5), a holder of shares of Non-Voting Stock shall have the right, at his or her option, at any time after May 15, 2000 to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the number of such shares by the Conversion Rate (as in effect at the time and on the date provided for in the last paragraph of Article Sixth paragraph (b)(5)(b)) by surrendering such shares to be converted, such surrender to be made in the manner provided in Article Sixth paragraph
(b)(5)(b). Notwithstanding the foregoing, a holder of the Non-Voting Stock may elect to convert such shares into shares of Common Stock prior to May 15, 2000, in the manner described below: (i) immediately prior to closing on a Qualified Public Offering but only to the extent of shares of Common Stock issued upon such conversion that are included by such holder in the Qualified Public Offering; or (ii) immediately prior to a Change of Control of the Corporation. For these purposes, a "Qualified Public Offering" means an underwritten public offering pursuant to a registration statement filed by the Corporation under the Securities Act which includes shares of Common Stock to be sold by one or more holders. For these purposes, a "Change of Control" means (i) any person, other than the Corporation, becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation with the Corporation), of shares of capital stock of the Corporation entitling such person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors; (ii) there occurs any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation, or any sale or transfer of the assets of the Corporation, as an entirety or substantially as an entirety, to another person; or (iii) a change in the Board of Directors of the Corporation in

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which the individuals who constituted the Board of Directors of the Corporation at the beginning of the one-year period immediately preceding such change cease for any reason to constitute a majority of the directors then in office.

                     (b) In order to exercise the conversion right, the holder of each share of Non-Voting Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Non-Voting Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Non-Voting Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Non-Voting Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Non-Voting Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Non-Voting Stock on a dividend payment record date who (or whose transferees) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the Corporation on such shares of Non-Voting Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Non-Voting Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Non-Voting Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Article Sixth Section (b)(5), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Article Sixth paragraph (b)(5)(b).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Non-Voting Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by or on behalf of the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock

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shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

                     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Non-Voting Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Non-Voting Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of share of Non-Voting Stocks so surrendered.

                     (d) The Conversion Rate shall be adjusted from time to time as follows:

                          (i) If the Corporation shall after the Issue Date (A)
pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Non-Voting Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such have been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                          (ii) If the Corporation shall issue after the date of
issuance of the Non-Voting Stock, rights, options or warrants to all holders of Common Stock entitling

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them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect at the opening of business on the day next following such record date shall be adjusted to equal the rate determined by multiplying (I) the Conversion Rate in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors.

                          (iii) If the Corporation shall distribute to all
holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of the total equity applicable to Common Stock, including reevaluation equity, less the amount of stated capital attributable to Common Stock, determined on the basis of most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph
(ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each case the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day

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next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Non-Voting Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this clause
(iii); provided that on the date, if any, on which a person converting a share
       --------
of Non-Voting Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this clause (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                          (iv) No adjustment in the Conversion Rate shall be
required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by
                              --------  -------
reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance
--------  -------
with the provisions of this Article Sixth Section 5 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Article Sixth Section
(b)(5), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Article Sixth Section (b)(5) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Rate, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Article Sixth Section 5 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or

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any combination thereof) each share of Non-Voting Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Non-Voting Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Non-Voting Stock that will contain provisions enabling the holders of the Non-Voting Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Rate in effect immediately prior to such Transaction. The provisions of this paragraph
(e) shall similarly apply to successive Transactions.

                     (f)  If:

                          (i) the Corporation shall declare a dividend (or any
other distribution) on the Common Stock (other than in cash out of the total equity applicable to Common Stock, including revaluation equity, less the amount of stated capital attributable to Common Stock, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

                          (ii) the Corporation shall authorize the granting to
the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                          (iii) there shall be any reclassification of the
Common Stock (other than an event to which Article Sixth subparagraph
(b)(5)(d)(i) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Stock into securities or other property, or a self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

                          (iv) there shall occur the voluntary or involuntary
liquidation, dissolution or winding up of the Corporation,

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Non-Voting Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Article Sixth paragraph (b)(5).

                     (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each share of Non-Voting Stock at such holder's last address as shown on the stock records of the Corporation.

                     (h) In any case in which Article Sixth paragraph (b)(5)(d) provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Non-Voting Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to Article Sixth paragraph
(b)(5)(c).

                     (i) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition, or other similar transaction except as specifically set forth in this Article Sixth Section (b)(5). If any action or transaction would require adjustment of the Conversion Rate pursuant to more than one paragraph of this Section (b)(5), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Article Sixth Section (b)(5), that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Non-Voting Stock, the Conversion Rate for the Non-Voting Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                     (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Non-Voting Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Non-Voting Stock not theretofore converted. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Non-Voting Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Corporation covenants that any shares of Common Stock issued upon conversion of the Non-Voting Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Non-Voting Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

                     (1) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Non-Voting Stock pursuant hereto; provided, however, that the Corporation shall
                                  --------  -------
not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Non-Voting Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (6) Ranking.  Any class or series of stock of the Corporation
                      -------
shall be deemed to rank:

                     (a) prior to the Non-Voting Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Non-Voting Stock;

                     (b) on a parity with the Non-Voting Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Non-Voting Stock, if the holders of such class of stock or series and the Non-Voting Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

                     (c) junior to the Non-Voting Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Non-Voting Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

          (7) Voting Rights  The holders of Non-Voting Stock shall not have any
              -------------
voting rights on any matters other than as required by law; provided however that so long as any shares of Non-Voting Stock are outstanding, the affirmative vote of at least a majority of the shares of Non-Voting Stock shall be necessary for effecting or validating any amendment of any of the provisions of these Articles Supplementary or the Charter of the Corporation that materially adversely affects the rights or preferences of the holders of the Non-Voting Stock. An amendment to the Charter which authorizes, creates or increases the authorized amount of any class of capital stock shall not be deemed to materially adversely affect the rights or preferences of the holders of the Non-Voting Stock.

     The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                     (1) Voting. The holder of each outstanding share of Common
                         ------
Stock be entitled to one vote per share on all matters upon which the stockholders of the Corporation are entitled to vote.

                     (2) Dividends, etc.  Subject to the provisions of law,
                         ---------------
the preferences of the Non-Voting Preferred Stock and any preferences of any class or series of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable; provided, however, that the Corporation shall not subdivide or combine the outstanding Common Stock into a smaller or greater number of shares of Common Stock or declare or pay any dividend, however payable, on one class of Common Stock without simultaneously taking the identical action on the other class of Common Stock.

                          (3) Liquidation.  In the event of any liquidation,
                              -----------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Non-Voting Stock and the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation. If no Non-Voting Stock is outstanding, a consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be considered a Liquidating Event of the Corporation within the meaning of these provisions.

                      (d) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                          (1) The distinctive designation of such class or
series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

                          (2) Whether or not and, if so, the rates, amounts and
times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                          (3) Whether or not shares of such class or series
shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                          (4) Whether or not shares of such class or series
shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                          (5) Whether or not shares of such class or series
shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                          (6) The rights of the holders of shares of such class
or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                          (7) Whether or not there shall be any limitations
applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                          (8) Any other preferences, rights, restrictions,
including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

                     (e) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                          (1) prior to another class or series either as to
dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                          (2) on a parity with another class or series either as
to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                          (3) junior to another class or series either as to
dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     SEVENTH:  (a) The current number of directors of the Corporation is five
(5), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

                     (b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the required vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

                     (c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in paragraph (a) of this Article SEVENTH or in the By-Laws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                     (d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

                     (e) The board of directors shall be divided into three classes. The names of the current directors and their classes are as follows:

                        Director                        Class
                        --------                        -----

                        Janeen M. Armstrong             I
                        John P. Hill                    II
                        R. Christopher Hoehn-Saric      II
                        Douglas L. Becker               III
                        Susan Mayer                     III

                     (f) (1) The term of office of Class I shall be until the 1999 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; (2) the term of office of Class II shall be until the 2000 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; and (3) the term of office of Class III shall be until the 2001 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified.

     EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

                     (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                     (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                     (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion:

                     (A) to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital;

                     (B) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation;

                     (C) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof;

                     (D) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and

                     (E) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                     (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

                     (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                     (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                     (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

                     (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH:   The duration of the Corporation shall be perpetual.

     THIRD:   The amendment does not increase the authorized stock of the
Corporation.

     FOURTH: The foregoing amendment and restatement of the Charter of the Corporation has been advised by the Board of Directors and adopted by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Caliber Learning Network, Inc. has caused these presents to be signed in its name and on behalf of its President and witnessed by its Assistant Secretary on May __, 1998.

WITNESS:                                CALIBER LEARNING NETWORK, INC.


                                        By:
------------------------------             ---------------------------------
B. Lee McGee, Assistant Secretary          Chris L. Nguyen, President



     THE UNDERSIGNED, President of Caliber Learning Network, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                         ------------------------
                                         President